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                                                                    EXHIBIT 10.2

DePuy                     James A. Lent
PO Box 988                President
Warsaw, IN 46580
219 267 8143

______________________________________________________________________________
DePuy logo                                              A Division of
                                                        Boehringer Mannheim
                                                        Corporation

July 13, 1992



Mr. Mike Dormer
The Cottage
Elgavin Court
High Street
Lymington
Hants
S041 9AA
United Kingdom

Dear Mike:

It was delightful to meet with you and discuss the opportunity for you to join the DePuy team. I know from personal experience it is a very difficult decision to leave a fine company like Johnson & Johnson, but also from personal experience, there is life after J&J.

To review our discussion, and subsequent telephone contact, the following points now constitute the offer being put forward by DePuy:

Job Title:         Executive Vice President, International.
Responsibilities:  Four International V. P. 's responsible for Sales and
                   Marketing and all subsidiaries and distributors, as well as the Director of Operations report directly to the position.
Basic Salary:      (Pounds)90,000
Salary Review:     Upon promotion to President, International, but no later than
                   1 July '93.

Bonus 1992:        Guaranteed at (Pounds)20,000 (paid February '93).
Signing Bonus:     (Pounds)40,000 (This is increased to this level in
                   consideration of the loss in appreciation on your J&J stock options. My feeling is that it is unfair to penalize you for the mid-year timing of the move to DePuy.) Payable first day of employment.
Long-Term
Incentive Plan:    Awards based upon exceeding DePuy Worldwide financial
                   objectives with guaranteed award
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Mr. Mike Dormer
July 13, 1992


                   value for 1992 of (Pounds)20,000. (There is also a second
                   long-term incentive plan based on BMI performance that you would be eligible for as President, International.)
Private Medical
Cover:             Family cover at the Company's expense
Company Car:       Company provided with selection options.
Car Telephone:     All costs met by DePuy.
Pension:           Directors' benefits (accrue pensionable services at 1/30th of pensionable salary per year of service plus 4 X annual salary life assurance cover.  Retirement age - 60 years).
Contractual
Notice:            3 months from either side.
Secrecy Agreement/
Confidentiality
Agreement:         To be signed.
Relocation:        To be discussed and agreed upon with inclusion of:
                   1.  Buying and selling of real estate agency fees.
                   2.  Household removal expenses.
                   3.  Disturbance allowance (settling-in) of (Pounds)12,000.
                   4.  Temporary accommodations.
                   5.  House-hunting trips, including spouse.
Compensation
Payment:           In the event that DePuy ends your employment at any time,
                   otherwise than in circumstances in which your conduct justifies dismissal, DePuy will compensate you by paying to you (Pounds)10,416 monthly for a period of 24 mouths. This is to provide compensation for and is full settlement for all claims you might have against DePuy including salary, bonuses, and long-term incentive plans. These monthly payments would cease should you take employment with a competitor of DePuy during the 24-month period.

I have also taken the liberty of providing you with a prospective financial package for July 1993 or upon promotion to President, International.

Base Salary:       (Pounds)105,000
1993 Bonus:        (Pounds)40-50,000 (payable February 1994)
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Page Three
Mr. Mike Dormer
July 13, 1992


Long-Term
Incentive Plan(s):  (Pounds)40-50,000 total

This package assumes a high standard of performance which we would expect Mike Dormer to accomplish, and we are sure you expect that of yourself.

Mike, both Bill Tidmore and I feel you are the right man to eventually be the President of DePuy International and expect that you would advance beyond that in your career with Boehringer Mannheim International. We hope you feel that your future is best served by joining DePuy and that your decision is affirmative. Look forward to hearing from you in the next two weeks.

Best regards,

   JAL

James A. Lent
Chairman and CEO,
  DePuy Worldwide

JAL/ps


cc:  Detlef Halbach
     Taylor Seward
     Bill Tidmore

P.S. Mike, if possible logistically, it would be prudent for you to meet with the members of our BMI Executive Committee. In this regard, Mr. Detlef Halbach, COO of BMI, will be contacting you at your home.


ACCEPTED:


M. Dormer                          Date:    5.8.92
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